Exhibit 10.59

[Plains Marketing Canada, L.P Logo]

                           Sales / Purchase Agreement
                               Special Provisions

         This confirms the following transaction made on 24 April 2002 between:

---------------------------------- ----------------- ---------------------------
          Buyer                                               Seller

Plains Marketing Canada, L.P.                        FX Drilling Company Inc.
Corporate Contact:                                   Corporate Contact:
Donn Wadey                                           Laura Bacon
                                         AND
1400 - 888 -3 Street SW                              PO Box 379
Calgary, Alberta, Canada T2P 3M9                     Oilmont, MT, USA  59466
Phone: 403-298-2100                                  Phone: 406-337-2050
Contract Fax: 403-261-7444                           Fax: 406-337-2061
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PLAINS CONTRACT:  1000                      AMENDMENT:

PRODUCT TYPE                    MONTH          VOLUME    DELIVERY LOCATION
Montana Sour Crude               June         300 BPD    Within the counties of
Production location(s) and                               Glacier and Toole,
delivery quality is described                            Montana
in the attached "Appendix A"

TERMS: Beginning June 1, 2002 and continuing monthly thereafter until cancelled by either party with 30 (thirty) days advance written notice.

PAYMENT: Payable by wire transfer in US funds on or before the 20th day of the month following production.

PRICE: Plains Marketing Canada, LP monthly average price for Manyberries crude oil stream, adjusted to 40 degree, 0.5% sulphur at the international border near Sweetgrass, MT, less the Milk River tariff (Milk River to the US border), trucking costs and equalization.

CONTRACT FUNDS:   USD

CONDITIONS/COMMENTS:

PLAINS MARKETING CANADA, L.P. General Provisions of Crude Oil Purchase / Sale Agreement are incorporated herein by reference and form a part hereof. In the event of a conflict between the Special Provisions and the General Provisions referenced above, the Special Provisions shall govern.

Please indicate your acceptance of this agreement by signing in the space provided and returning one copy by facsimile to us for our records.

                                                   AGREED TO AND ACCEPTED

                                                   THIS 29th DAY OF APRIL, 2002


/s/ M.D. (Mike) Hallahan                           /s/ J.R. Bacon
---------------------------------------            -----------------------------
PER:     Plains Marketing Canada, L.P.             PER:FX Drilling Company Inc.
M.D. (Mike) Hallahan                               J.R. Bacon
Managing Director, Facilities                      Vice-President Operations

[Plains Marketing Canada, L.P. Logo]

                                   Appendix A
                                Contract Details

Date:                      April 24, 2002

Company Name:              FX Drilling Company Inc.

Contract #:                1000
Revisions(s):

     Field name                    Well name                  Operator            Product            Volume     Unit
--------------------- ------------------------------------ --------------- ----------------------- ----------- -------
Glacier County        Southwest  Cutbank Sand unit, Tract  FX Drilling     Montana Sour Crude          50       BPD
                      56, T32N, R6W, Sec. 23
--------------------- ------------------------------------ --------------- ----------------------- ----------- -------
Glacier County        Southwest  Cutbank Sand unit, Tract  FX Drilling     Montana Sour Crude         210       BPD
                      84, T32N, R6W, Sec. 30
--------------------- ------------------------------------ --------------- ----------------------- ----------- -------
Liberty County        Bears   Den   Swift    Sand   unit,  FX Drilling     Montana Sour Crude          15       BPD
                      Tract(s) 1-6; T36N,  R6E,  Sections
                      7, 8, 17, 18
--------------------- ------------------------------------ --------------- ----------------------- ----------- -------
Glacier County        Rieckhoff   A,  Section  36,  T32N,  FX Drilling     Montana Sour Crude          15       BPD
                      R6W, lots 2 & 3
--------------------- ------------------------------------ --------------- ----------------------- ----------- -------
Glacier County        Tribal 1466, Section 27, T32N, R6W   FX Drilling     Montana Sour Crude          5        BPD
--------------------- ------------------------------------ --------------- ----------------------- ----------- -------
Glacier County        Tribal  1186,  Section(s)  6  &  7,  FX Drilling     Montana Sour Crude          5        BPD
                      T31N, R5W
--------------------- ------------------------------------ --------------- ----------------------- ----------- -------

Effective Date:   June 1, 2002

Price Details:    Plains Marketing Canada, LP monthly average price for
                  Manyberries crude oil stream, adjusted to 40 degree, 0.5% sulphur at the international border near Sweetgrass, NT, less the Milk River tariff (Milk River to the US border), trucking costs and equalization.

Comments

Please advise the undersigned immediately if the information contained in this agreement does not accurately describe our verbal agreement. If we do not receive notification within 10 working days of the transmission date, we will assume that the above terms and conditions are acceptable. This agreement is subject to Plains Marketing Canada, L.P.'s standard Crude General Terms and Conditions.

Regards,

Donn Wadey, US Supply

/s/ Mike Hallahan
----------------------------------------------
Mike Hallahan, Managing Director, Facilities

                    GENERAL PROVISIONS/OIL PURCHASE CONTRACT

1. PAYMENT: As soon as possible after the close of each calendar month during which deliveries are made, Seller shall invoice Buyer for the crude oil delivered. Unless otherwise provided herein, payment for the oil purchased hereunder shall be made by the twentieth (20th) of the month following the month of delivery, subject to timely receipt by Buyer of invoice and written confirmation of invoiced quantity from the receiving facility. If the payment date falls on a Saturday or Non-Friday bank holiday, payment will be due on the next succeeding work day. All deliveries hereunder shall be deemed a single on-going transaction.

II. SET-OFFS: In the event either party shall fail to make timely delivery of any crude oil and/or condensate or other applicable products due and owing to the other party, or in the event that either party shall fail to make timely payment of any monies due and owing to the party, the other party may set off any deliveries or payments due under this or any other agreement between the parties. "Party" for the purposes of this paragraph shall include for each party its affiliates (including, but not limited to, both parent and subsidiary companies). It is the intent of the parties to this contract to treat each party hereto and its respective affiliates (including, but not limited to, both parent and subsidiary corporate entities) as a single legal entity for the purposes of set-off regarding debts and claims.

III. RIGHT TO AUDIT: In the event the price of the crude oil or condensate sold hereunder is based on an average acquisition cost, Seller agrees to maintain and retain all pertinent books, records and documents relating to the transactions hereunder for a period of not less than two (2) years following termination of this agreement, and Buyer or its duly authorized representatives shall have access to such records, and the right to audit the same, at all reasonable times during the existences of this Contract, and for such two (2) year period following its termination.

IV. MEASUREMENTS AND TEST: Quantities of oil delivered hereunder shall be determined from tank gauges on 100% tank table basis or by the use of mutually acceptable automatic measuring equipment. Volume and gravity of said quantities shall be corrected for temperature to 60 degrees Fahrenheit in accordance with the latest A.S.T.M. I.P. Petroleum Measurement Tables. The oil delivered hereunder shall be merchantable and acceptable to the carriers involved but not to exceed one percent (1%) S&W. Full deduction shall be made for all S&W content as determined by tests conducted according to the latest A.S.T.M. standard method in effect. Tests for quality shall be made at regular intervals by Seller in accordance with recognized procedures. Each party shall have the right to have a representative or independent inspector (which cost shall be shared equally between the parties hereto) present to witness all gauges, tests and measurements.

V. WARRANTY: Seller warrants title, free and clear of all taxes, liens and encumbrances which are customarily paid by Seller prior to delivery, to the oil sold and delivered hereunder and warrants that said oil has been produced, handled and transported to the delivery point hereunder in accordance with the laws, rules and regulations of all local, state or federal authorities having jurisdiction thereof. In this regard, Seller agrees to provide Buyer with any transaction documentation requested.

VI. FORCE MAJEUR: Continued performance by either party of any obligation except as to payment due hereunder, may be suspended immediately to the extent caused or contributed to by acts of God, fire, labor or trade disturbance, war, civil commotion or act of the public enemy, unavailability of transportation, storage, manufacturing, refining or distributing facilities, compliance in good faith with any applicable foreign or domestic regulation or order, whether or not it later proves to be invalid, or any cause beyond the reasonable control of either Buyer or Seller whether similar or dissimilar to the enumeration contained herein, except inability to discharge financial obligations when due. The party suspending performance under this clause shall give prompt notice and shall use its best efforts to cure promptly the cause for such suspension. Upon cessation of the cause for suspension, performance shall resume (or commence) immediately. However, if any given Force Majeure condition continues beyond ninety (90) days, the party not claiming said condition shall have the option of terminating this contract upon the giving of written notice thereof to the other party.

VII. TITLE AND RISK OF LOSS: Title and risk of loss to crude oil delivered into storage, tankers, barges, tank trucks, and/or pipeline facilities shall pass to Buyer as the crude oil enters the intake pies of such equipment of the receiving facility, or is in-line transferred.

VIII. ENTIRETY OF AGREEMENT, MODIFICATION, WAIVER, AND ASSIGNMENT: This Contract and amendments constitute the entire understanding of the parties relating to the sale of the crude oil specified herein. There shall be no modification or amendment of this Contract except by writing, signed by both parties hereto. Waiver of performance of any obligations by either party of default by the other hereunder shall not operate as a waiver of performance of any other obligation or a future waiver of the same obligation or a waiver of any future default. Neither party shall assign this Contract to a person or firm except upon written consent of the other party, such consent, however, shall not be unreasonably withheld. This Contract shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

IX. EQUAL DAILY DELIVERIES: Except for delivery truck tanker, for the purpose of invoicing, any crude oil delivered hereunder shall be deemed to have been delivered in equal daily quantities during the calendar month in which deliveries occur.

X. CHOICE OF LAW: This Contract shall be constructed in accordance with, and governed by, the law of, and Buyer and Seller consent to the jurisdiction of the courts of, the State of Texas.

XI. DEFAULT: In the event Seller shall fail to make timely deliveries due Buyer under this Contract, or if Seller is otherwise in default hereunder, Buyer may, on written notice to Seller terminate this contract or suspend performance of all obligations hereunder during default.

XII. NOTICE: Any notice required or permitted hereunder shall be deemed give n when deposited in the U.S. Mail as registered or certified mail, return receipt requested, postage prepaid, and addressed to the party to whom the notice is being given at the address set forth on the first page hereof (or such other address as is provided by written notice in accordance with this provision). During the terms of this Contract Seller herein agrees to notify Buyer immediately in writing upon Seller's corporate reorganization, merger, or acquisition by another, or any other similar corporate structural change.